Exhibit 77Q1(e)

      Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrant's Form
Type 485BPOS, dated June 30, 2006 and incorporated by reference herein:

(1)	Addendum to Fund Management Agreement - Janus
Capital Management LLC
(2)	Fund Management Agreement - Neuberger Berman
Management, Inc.

The following additional documents are attached:

(3)	Addendum to Fund Management Agreement - MFS
Investment Management
(4)	Notice and Consent to Transfer of Portfolio
Management Agreement - Salomon Brothers Asset
Management Inc.


Exhibit 77Q1(e) (3) Addendum to Fund Management Agreement -
MFS Investment Management


PACIFIC FUNDS
AMENDMENT NO. 5 TO THE FUND MANAGEMENT AGREEMENT

	The Fund Management Agreement (the "Agreement") the first made the 26th day of September, 2001, and as amended thereafter, by and among Pacific Life Insurance Company
("Investment Adviser"), a Nebraska corporation,
Massachusetts Financial Services Company ("Fund Manager"), a Delaware corporation, and Pacific Funds, a Delaware statutory trust ("Fund"), is hereby amended to add the provisions set forth below (together the "Amendment"), which is made this 1 day of May, 2006.

      In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2 of the Agreement, Fund Manager Duties, is amended to add the following:

Fund Manager:

1.	will provide assistance to the Investment Adviser,
custodian or recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures as provided in writing to the Fund Manager and/or the Registration Statement, the value of any portfolio securities or other assets of the Portfolios for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Fund
Manager or identifies for review by the Fund Manager.
This assistance includes (but is not limited to):
(i) designating and providing timely access, independently on an as needed basis and upon the request of the Investment Adviser or custodian, to one or more employees of the Fund Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board's Valuation Committee convenes; (ii) notifying the Investment Adviser in the event the Fund Manager determines, with respect to a security that is held both by the Portfolio and by another account managed by the Fund Manager, the value of such security pursuant to the Fund Manager's procedures for determining the fair value of a security; (iii) obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolios; (iv) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Fund's valuation procedures, as they may be amended from time to time; and (v) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Fund upon request. Such records shall be deemed Fund records.

2.	will assist the Fund and the Fund's Chief Compliance
Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act. Specifically, the Fund Manager represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule
206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Fund Manager's compliance program, which access shall include on-site visits with the Fund Manager as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule
38a-1, the Fund Manager agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Fund Manager's compliance program.

3.  	will comply with its policy on selective disclosure of
portfolio holdings of the Fund (the "Selective
Disclosure Policy"), as may be amended from time to time. Any amendments will be provided in writing to the Investment Adviser. In complying with its Selective Disclosure Policy in connection with any selective disclosure of portfolio holdings of the Fund, the Fund Manager agrees to enter into written confidentiality agreements with third parties in compliance with applicable law (including only under circumstances where legitimate business purposes for the selective disclosure exist and where the recipients of the selective disclosure are subject to a duty of confidentiality, including a duty not to trade on nonpublic information). The Fund Manager agrees to provide an annual certification with respect to compliance with the Selective Disclosure Policy.

4.  	will notify the Investment Adviser promptly in the
event that, in the judgment of the Fund Manager, Portfolio share transaction activity becomes disruptive to the ability of the Fund Manager to effectively manage the assets of a Portfolio consistent with the Portfolio's investment objectives and policies.

5.  	will provide assistance as may be reasonably requested
by the Investment Adviser in connection with compliance by the Portfolios with any current or future legal and regulatory requirements related to the services provided by the Fund Manager hereunder.

6.	will provide such certifications to the Fund as the
Fund or the Investment Adviser may reasonably request related to the services provided by the Fund Manager hereunder.

Section 3 of the Agreement, Disclosure about Fund Manager, is amended to add the following:

The Fund Manager further agrees to notify the Investment
Adviser and the Fund immediately of any material fact known to the Fund Manager respecting or relating to the Fund
Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement respecting or relating to the Fund Manager contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Portfolio, the Fund Manager represents and agrees that the description in the Fund's prospectus contained in the following sections: "The portfolio's investment goal," and "What the portfolio invests in"
(collectively, "Portfolio Description") is consistent with the manner in which the Fund Manager intends to manage each Portfolio, and the description of "Risks you should be aware of" ("Risk Description") is consistent with risks known to the Fund Manager that arise in connection with the manner in which the Fund Manager intends to manage the Portfolio.

Section 4 of the Agreement, Expenses, is amended to add the following:

The Fund, the Fund Manager and the Investment Adviser shall not be considered as partners or participants in a joint venture.




IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ James T. Morris              By: _/s/ Audrey L. Milfs
Name: James T. Morris                Name: Audrey L. Milfs
Title:_Chief Operating Officer       Title: Vice President & Secretary


MASSACHUSETTS FINANCIAL SERVICES COMPANY

By: /s/ Robert J. Manning
Name:  Robert J. Manning
Title: President and Chief Executive Officer


PACIFIC FUNDS

By: /s/ James T. Morris
Name: James T. Morris
Title: President


Exhibit 77Q1(e) (4) Notice and Consent to Transfer of
Portfolio Management Agreement - Salomon Brothers Asset
Management Inc.

NOTICE OF AND CONSENT TO TRANSFER OF FUND MANAGEMENT AGREEMENT

      Reference is made to the Fund Management Agreement
among Salomon Brothers   Asset Management, Inc. ("SaBAM"),
Pacific Funds (the "Trust"), and Pacific Life Insurance
Company ("Investment Adviser") dated the 1st day of December, 2005 (the "Agreement"), and to SaBAM ("Fund
Manager") in its capacity as fund manager for the Large-Cap
Value Fund (the "Fund").

RECITALS

      SaBAM is currently a wholly owned subsidiary of Legg
Mason, Inc. ("Legg Mason"). Due to an internal reorganization ("Reorganization") by Legg Mason, SaBAM's investment operations are being consolidated with other investment operations into CAM North America, LLC ("CAM
NA"), a recently-organized subsidiary of Legg Mason. During
October 2006 it is expected that CAM NA will be renamed
Clearbridge Advisors, LLC ("Clearbridge").
      As a result of the Reorganization, CAM
NA/Clearbridge will continue the business previously conducted by SaBAM and will serve as the fund manager to the Trust (the "Transfer").
      The above referenced Transfer will not result in a change of actual control or management, which would result in an automatic termination of the Agreement due to "assignment" pursuant to Section 2(a)(4) of the 1940 Act, and Rule 2a-6 thereunder. Legg Mason has obtained an opinion from its legal counsel, Willkie Farr & Gallagher, LLP, ("Willkie Farr") confirming its conclusion that the transactions will not result in an actual change in control or management, a copy of which opinion is attached hereto.
The Trust and Fund obtained the express consent of Willkie
Farr to rely on such opinion.
      Through November 30, 2006, the Trust and the
Investment Adviser have the right to use the SaBAM name according to the terms of the Agreement.

NOW, THEREFORE, in consideration of the premises:

1.	Subject to the approval of the Board of Trustees of
the Trust for CAM NA to serve as a fund manager of
the Fund, effective October 1, 2006:
a.	SaBAM assigns all duties and obligations, and
associated liabilities arising  out of the
Agreements to CAM NA; and
b.	CAM NA hereby agrees to assume all duties and
obligations, and associated liabilities arising out of the Agreement and to become a party to said Agreement upon the terms and conditions set forth therein, other than as modified below in paragraph 4, standing in the stead of SaBAM.


2.	The Investment Adviser and the Trust consent to
the assignment of the Agreement.
3.	All terms and conditions of the Agreement are hereby
confirmed by all parties.
4.	The following language replaces paragraph 16(b) of the Agreement:

It is understood that the names "CAM North America LLC", "Clearbridge Advisors, LLC", and "Salomon Brothers Asset Management, Inc" or any derivative thereof or logo associated with those names are the valuable property of
CAM NA and that the Trust and the Investment Adviser have
the right to use the "CAM North America, LLC," "CAM NA," "Clearbridge Advisors, LLC," and "Salomon Brothers Asset Management, Inc" names (or derivatives or logos) in the Prospectus, SAI, the Trust's Registration Statement or
other filings, or in other forms or reports required
under applicable state or federal securities,  insurance,
or other law, for so long as the Fund Manager is a fund
manager to the Trust, except that the Salomon Brothers
Asset Management, Inc. name and logo   will only be used
through November 30, 2006, provided, however, that (i)
the Trust may continue to use all above names of the Fund Manager in its Registration Statement and other documents to the extent deemed necessary by the Trust to comply
with disclosure obligations under applicable law and regulation, or in the opinion of counsel to the
Investment Adviser or the Trust or as directed by the Securities and Exchange Commission, such use is necessary to make the disclosures contained in the Trust's
Registration Statement not misleading; (ii) the Trust and
the Investment Adviser are authorized by CAM
NA/Clearbridge to use the "Salomon Brothers Asset
Management, Inc." name through November 30, 2006 and to
use the CAM NA and/or Clearbridge names effective October
1, 2006; and (iii) neither the Trust nor the Investment
Adviser shall use the Fund Manager's name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Trust, without
prior review and approval by the Fund Manager, which may
not be unreasonably withheld. Upon termination of this Agreement, the Trust and the Investment Adviser shall forthwith cease to use such names (and logo), except as
provided for herein.
5.	CAM NA represents and warrants that they have the legal
authority or obtained valid authorization from Legg
Mason, Inc and any other applicable party to use the Salomon Brothers Asset Management, Inc. name and logo, and grant the Trust and Investment Adviser the right to use the name and logo through November 30, 2006.

6.	All terms and conditions set forth in the Agreement,
other than as modified above in
        paragraph 4, are hereby confirmed and remain in full force and effect.


           IN WITNESS WHEREOF, the parties have caused this Notice of and Consent to Assignment of Portfolio Management
Agreement to be executed by their respective officers.

Accepted and Agreed:

Salomon Brothers Asset Management, Inc

By: /s/ Joel Sauber 				By: /s/ Terrence
Murphy
Name:  Joel Sauber				Name: Terrence Murphy
Title: Manager Director				Title: Chief
Administrative Officer

Accepted and Agreed:

CAM North America, LLC (Effective October 2006 Clearbridge Advisors, LLC)

By: /s/ Joel Sauber                By: /s/ Terrence Murphy
Name:  Joel Sauber				Name: Terrence Murphy
Title: Manager Director				Title: Chief
Administrative Officer


Accepted and Agreed:

Pacific Life Insurance Company

By: /s/ James T. Morris				By:  /s/ Jane M. Guon
Name:  James T. Morris				Name: Jane M. Guon
Title: Chief Operating Officer		Title:  Assistant Secretary

Accepted and Agreed:

Pacific Funds

By: /s/James T. Morris
Name:  James T. Morris
Title: President